EXHIBIT 99

NEWS RELEASE

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FOR IMMEDIATE RELEASE

                                               Contact:              Chris Neff
(435) 645-8898
cneff@nicusa.com

NIC to Hold Investor Conference Call on October 4

OLATHE, Kan. – October 1, 2004 – NIC (Nasdaq: EGOV) will hold a conference call with analysts and investors on Monday, October 4, 2004, at 9:00 a.m. (EDT) to comment on the state of Florida’s decision yesterday to terminate all enterprise IT outsourcing contracts.

During the call, Company executives will also be available to take questions from the investment community.

Dial-in and Webcast Information
Dial-In Information
Monday, October 4, 2004
9:00 a.m. (EDT)
Call bridge:    1-800-218-0204
Call leader:                Jeff Fraser, Chief Executive Officer

A replay of the call will be available until 12:00 p.m. (EDT) on October 11 by dialing 1-800-405-2236 and using passcode 11010886.

Webcast Information
Monday, October 4, 2004
9:00 a.m. (EDT)

To sign in and listen:  The Webcast system is available at www.nicusa.com/investor.

Some users may need to refresh their browsers to view the Webcast information.  A replay of the Webcast will be available until 5:00 p.m. (EDT) on January 4, 2005, by visiting www.nicusa.com/investor.

About NIC
NIC manages more eGovernment services than any provider in the world.  The company helps government communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 1,500 state and local agencies that serve more than 51 million people in the United States. Additional information is available at www.nicusa.com.

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